Exhibit 10.9

Loan Agreement

This Loan Agreement (this “Agreement”) is executed on May [   ], 2013 by and between CCC International Investment Holding Ltd, a limited liability company formed under the laws of Hong Kong SAR (the “Lender”) and Huichun Qin, a PRC citizen with the address at [     ] (the “Representative”) on behalf of all shareholders of Wujiang Luxiang Rural Microcredit Co., Ltd., a limited liability company organized and existing under the laws of the PRC (the “Company”). The Representative and the Lender are collectively referred to herein as “the Parties” and individually “a Party”.

WHEREAS:

1.
Representative is duly authorized by all the shareholders of the Company to secure a loan from the Lender for the purpose of increasing the registered capital of the Company, and Lender agrees to extend such a loan;

2.
Wujing Luxiang Information Technology Consulting Co., Ltd. (“WFOE”) is a wholly foreign owned enterprise of the Lender. Pursuant to certain VIE agreements by and among the all the shareholders of the Company, the Company and WFOE, WFOE effectively controls and assumed management of the business activities of the Company and has the right to receive a service fee approximately equal to 100% of the Company’s net income.

NOW, THEREFORE, the Parties have agreed to the terms and conditions with respect to the loan hereunder as follows:

1.	THE TOTAL PRINCIPAL AMOUNT AND INTEREST

The total principal amount of the loan hereunder (the “Loan”) is RMB [ ] (the “Total Principal”), and the Loan shall be interest-free.

2.	USE OF PROCEEDS

The Representative shall use the Total Principal for the sole purpose of increasing the registered capital of the Company.

3.	ESCROW

The Lender shall deposit the Total Principal with an escrow agent appointed by the Lender (the “Escrow Agent”) upon consummation of the initial pubic offering of China Commercial Credit, Inc., the parent company of the Lender.  Upon receipt of instruction from the Lender, the Escrow Agent shall transfer the Total Principal to a bank account of the Company designated by the Lender, for the sole purpose of increasing the registered capital of the Company.

4.	LOAN REPAYMENT

Repayment of the Loan shall be deemed to have occurred upon the earlier of (i) repayment of the Total Principal to the Lender by or on behalf of the Representative or (ii) when the Total Principal is transferred to a bank account of the Company designated by the Lender to be used to increase the Company’s registered capital.

5.	REPRESENTATIONS AND WARRANTIES

The Lender and the Representative hereby represent and warrant to the other Party that, as of the date of this Agreement, they are authorized to enter into this Agreement and perform all of their respective rights and obligations under this Agreement and this Agreement is valid, binding and enforceable against them in accordance with its terms.

6.	DEFAULT

In the event the Representative uses the Total Principal other than in compliance with the terms of this Agreement, the Lender may, at its option, demand the repayment in full of the Total Principal plus a penalty interest payment at the interest rate of 0.07% per day for the period of the Loan until the Total Principal Amount is repaid in full.

7.	Governing Law and Resolution of Disputes

7.1.	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of Hong Kong SAR.

7.2.
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Suzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

8.	MISCELLANEOUS

8.1.	The Parties shall take such additional actions as may be required to carry out the terms of this Agreement.

8.2.
This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the Parties. The Representative shall not transfer or assign any or all of its rights and obligations under this Agreement to any third party without the prior written consent of Lender.

8.3.	This Agreement may be executed by the Parties in any number of counterparts, all of which together shall constitute one and the same instrument.

8.4.	This Agreement may be amended or supplemented only through written agreement by the Parties.

[Signature pages follow]

IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Representative:

By:
Name:	Huichun Qin

CCC International Investment Holding Ltd.

By:
Name:	Huichun Qin
Title:	Director